Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-136361 and 333-157777) and on Form S-8 (Nos. 33-55329, 33-63805, 333-04099, 333-07385, 333-65227, 333-71259, 333-71355, 333-74229, 333-75819, 333-90381, 333-44766, 333-52840, 333-66978, 333-68594, 333-100624, 333-106566, 333-112267, 333-128531, 333-129872, 333-147399, 333-148672 and 333-153636) of Medtronic, Inc. of our report dated June 18, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Exhibit 13 to this Form 10-K. We also consent to the incorporation by reference of our report dated June 18, 2009 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 23, 2009

Report of Independent Registered Public Accounting Firm on
Financial Statement Schedule

          To the Shareholders and Board of Directors of Medtronic, Inc.:

          Our audits of the consolidated financial statements and of the effectiveness of internal control over financial reporting referred to in our report dated June 18, 2009 appearing in the 2009 Exhibit 13 to this Annual Report on Form 10-K of Medtronic, Inc. (which report and consolidated financial statements are included in Exhibit 13 to this Annual Report on Form 10-K) also included an audit of the financial statement schedule listed in Item 15(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 18, 2009